Exhibit A

For the purchase of 695,780 ordinary shares par value NIS 1.00 each of

Formula Systems (1985) Ltd. (the “Company”)

by

Emblaze Ltd. (the “Offeror”)

Pursuant to the Companies Law, 5759-1999 (the “Companies Law”) and the Securities Regulations (Tender Offer), 5760-2000 (the “Tender Offer Regulations”), set forth herein is a special tender offer by the Offeror for the purchase of 695,780 ordinary shares par value NIS 1.00 each of the Company, constituting approximately 5.3% of the Company’s issued and paid-up capital and voting rights (the “Shares” or the “Company’s Shares”), held by all of the Company’s shareholders, other than the Offeror (the “Offerees”), pursuant to the provisions of Chapter II of Part VIII of the Companies Law, all in accordance with the terms hereof (the “Tender Offer”). The Tender Offer is being commenced simultaneously, and under the same terms, in Israel and in the United States (where ADSs representing Shares are registered).

As of the date hereof, the Offeror holds 5,592,420 ordinary shares par value NIS 1.00 each of the Company, constituting approximately 42.37% of the issued and paid-up share capital and of the voting rights in the Company.

Pursuant to the Tender Offer, the Offeror is offering to buy from the Offerees the Shares which are the subject matter of this Tender Offer, for the price of NIS 51.50 per Share, pursuant to the terms hereof (the “Consideration”). The Consideration payable to Offerees in the United States shall be identical, but is stated in U.S. dollars and will be 12.10 U.S. dollars for each Share to be purchased therefrom by the Offeror, which amount is based on the representative exchange rate of the U.S. dollar published by the Bank of Israel on February 5, 2007, the last business day prior to the date hereof. The total consideration for all the Shares offered to be purchased by the Offeror is NIS 35,832,670 (or 8,419,330 U.S. dollars, based on the foregoing representative exchange rate of the U.S. dollar).

The last date for acceptance of this Tender Offer, namely the last date for delivery of notices of acceptance or objection to the Tender Offer (a “Notice of Acceptance or Objection”) is Monday, March 12, 2007, at 2:00 p.m. EST (the “Last Acceptance Date”).

Offerees who are not registered in the Company’s Shareholders Register may submit Notices of Acceptance or Objection with a member of the Tel Aviv Stock Exchange Ltd. with which their securities deposit is maintained, and Offerees who are registered in the Company’s Shareholders Register may submit Notices of Acceptance or Objection with Clal Finance Security Investment Management Ltd. at 37 Menachem Begin St., Tel Aviv (the “Tender Offer Coordinator”). Offerees who are not registered in the Company’s Shareholders Register and hold ADSs representing Shares of the Company listed on NASDAQ, may submit Notices of Acceptance or Objection with the Bank of New York by mail, to P.O. Box 859208, Braintree, MA 02185-9208, or by overnight courier to the Bank of New York, 161 Bay State Drive, Braintree, MA 02184, or by hand to the Bank of New York, Tender & Exchange Department – 11W, 101 Barclay Street, New York, NY 10286, all in the manner and on the dates specified in Section 6 hereof.

The Offeror’s undertaking to buy the Shares is contingent on that, by the Last Acceptance Date, acceptance shall be made by Offerees holding at least 695,780 Shares of the Company, constituting approximately 5.3% of the Company’s issued and paid-up capital and voting rights (the “Minimal Acceptance Rate”).

In the event that the rate of acceptance of the Tender Offer shall be higher than the Minimal Acceptance Rate, the Offeror shall purchase, from each Offeree having given a Notice of Acceptance, all of the Shares for which the said Offeree shall have given a Notice of Acceptance, multiplied by the ratio between the number of Shares offered for purchase and the total number of Shares for which Notices of Acceptance shall have been given.

Pursuant to Section 331 of the Companies Law, a special tender offer shall be directed to all Offerees, and the Offerees may give notice of their acceptance or objection to the special tender offer; a special tender offer shall not be accepted, unless the holders of a majority of the votes of the Offerees having announced their position with respect thereto shall have accepted the offer; the count of Offerees’ votes shall not include the votes of the controlling shareholder or the holder of a controlling block in the company, or anyone on behalf of the foregoing or of the Offeror, including their relatives or corporations under their control; if a special tender offer shall have been accepted, Offerees who shall have given no notice of their position with respect to the tender offer, or who shall have objected thereto, may accept the offer, no later than four days after the date of acceptance of the special tender offer, and they shall be deemed to have accepted the offer from the outset.

Pursuant to Section 329 of the Companies Law, the Company’s Board of Directors shall either provide its position to the Offerees on the advisability of the Tender Offer, or refrain from providing its position on the advisability of the Tender Offer, if it is unable to provide such position, provided that it announces the reasons for not providing such position; the Board of Directors shall also disclose any personal interest that each of the directors has in the Tender Offer or in the results thereof.

Pursuant to Section 4(b)(3) of the Tender Offer Regulations, if circumstances shall have occurred of which the Offeror neither knew nor should have known, or which it neither foresaw nor should have foreseen, and the terms of the Tender Offer under said circumstances are materially different from the terms which a reasonable offeror would have offered had it known of the said circumstances on the date hereof, the Offeror may withdraw the Tender Offer, and the Offeror shall report the withdrawal of the Tender Offer and shall publish notice thereof in accordance with the provisions of Section 25 of the Tender Offer Regulations.

This document may be inspected at the Company’s offices during regular business hours and after prior coordination, as well as on the web site of the Israeli Securities Authority, at www.magna.isa.gov.il, and on the web site of the Tel Aviv Stock Exchange Ltd. (“TASE”), at www.maya.tase.co.il. In addition, a copy of this document will be filed as an exhibit to a Form CB that will be filed by the Offeror with the US Securities and Exchange Commission by the first business day after dissemination hereof.

Date of this document: February 6, 2007

2

1.	Introduction

1.1.	Emblaze Ltd. (the "Offeror"), which holds approximately 42.37% of the share capital of Formula Systems (1985) Ltd. (the "Company"), hereby makes an offer to all shareholders of the Company holding ordinary shares par value NIS 1.00 each of the Company other than the Offeror itself (the "Offerees"), to purchase therefrom, in a special tender offer pursuant to the provisions of Chapter II of Part VIII of the Companies Law, 5759-1999 (the "Companies Law"), 695,780 shares of the Company (the "Shares"), constituting approximately 5.3% of the issued and paid-up capital of the Company and the voting rights therein, all in accordance with the terms hereof (the "Tender Offer").

1.2.	The Shares are traded on the Tel Aviv Stock Exchange Ltd. ("TASE"), and ADSs representing Shares are listed on the NASDAQ in the United States.

2.	Details about the Shares Offered to be Purchased

2.1.	The Shares held by the Offerees prior to publication hereof, and which the Offeror is offering to purchase pursuant to the Tender Offer, are 695,780 ordinary shares par value NIS 1.00 each of the Company, constituting approximately 5.3% of the issued and paid-up capital and of the voting rights in the Company.

2.2.	The closing price of the Shares on February 5, 2007, the business day immediately prior to the date of publication of the Tender Offer, as published by the TASE, was NIS 51.41 (or U.S. $12.08, based on the representative exchange rate of the U.S. dollar on such date). On the same day, the closing price of the ADSs on NASDAQ was U.S. $12.15 (NIS 51.71, based on the foregoing representative exchange rate of the US dollar).

2.3.	The average of the closing prices of the Shares on the TASE over the six months prior to the date hereof (i.e., between August 5, 2006 and February 5, 2007), was NIS 44.32 per share (or U.S. $10.41, based on the representative exchange rate of the U.S. dollar on February 5, 2007). The average of the closing prices of the ADSs on NASDAQ over the same six months was U.S. $10.92 per ADS.

2.4.	Following is information as to the highest and lowest Share price (in NIS) on the TASE in each of the twelve months preceding the date hereof, i.e. in the period between February 1, 2006 and January 31, 2007:

Month	High Price	Date(1)	Low Price	Date(1)
February 2006	50.78	February 16, 2006	46.53	February 8, 2006
March 2006	50.70	March 7, 2006	46.80	March 30, 2006
April 2006	57.50	April 30, 2006	45.80	April 3, 2006
May 2006	60.54	May 8, 2006	52.00	May 25, 2006
June 2006	56.40	June 5, 2006	47.77	June 29, 2006
July 2006	51.58	July 11, 2006	45.00	July 16, 2006
August 2006	48.60	August 9, 2006	45.22	August 29, 2006
September 2006	45.89	September 3, 2006	40.60	September 18, 2006
October 2006	45.40	October 30, 2006	39.99	October 3, 2006
November 2006	53.54	November 30, 2006	42.20	November 5, 2006
December 2006	57.55	December 13, 2006	50.49	December 31, 2006
January 2007(2)	53.20	January 23, 2007	48.40	January 17, 2007

(1)	Where the share price remained identical over the course of several days, the date mentioned is a random date from among the days on which the price was identical.

(2)	Until the date hereof.

2.5.	Following is information as to the highest and lowest ADS price (in U.S. dollars) on NASDAQ in each of the twelve months preceding the date hereof, i.e. in the period between February 1, 2006 and January 31, 2007:

Month	High Price	Date(1)	Low Price	Date(1)
February 2006	10.98	February 16, 2006	9.8	February 4, 2006
March 2006	10.96	March 7, 2006	10.01	March 29, 2006
April 2006	13.24	April 26, 2006	10.00	April 4, 2006
May 2006	13.48	May 10, 2006	11.16	May 22, 2006
June 2006	12.57	June 5, 2006	10.54	June 29, 2006
July 2006	11.87	July 19, 2006	10.10	July 12, 2006
August 2006	11.38	August 9, 2006	10.11	August 28, 2006
September 2006	10.79	September 19, 2006	9.10	September 12, 2006
October 2006	10.42	October 31, 2006	9.00	October 3, 2006
November 2006	11.81	November 29, 2006	9.76	November 3, 2006
December 2006	14.10	December 14, 2006	12.05	December 20, 2006
January 2007(2)	12.77	January 3, 2007	11.43	January 12, 2007

(1)	Where the share price remained identical over the course of several days, the date mentioned is a random date from among the days on which the price was identical.

(2)	Until the date hereof.

2.6.	The Company’s equity and equity per NIS 1.00 of share capital, as set forth in the latest financial statements published by the Company, is NIS 741,229 and NIS 1.25, respectively (U.S. $172,299 and U.S. $0.27, respectively, based on the representative rate of the U.S. dollar on September 30, 2006, the date of the balance sheet including such financial statements).

3.	Details about the Consideration

3.1.	For each Share to be purchased thereby pursuant to this Tender Offer, the Offeror shall pay cash in the amount of NIS 51.50 (U.S. $12.10, according to the representative rate of the U.S. dollar on February 5, 2007) (the “Tender Offer Price”). If the Tender Offer is accepted, the Offeror shall pay an aggregate of NIS 35,832,670 (U.S. $8,419,330, according to the representative rate on February 5, 2007) for the offered Shares purchased by the Offeror.

3.2.	The Tender Offer Price is higher by approximately 0.17% than the closing price of the Share on the TASE on February 5, 2007, as stated in Section 2.2 above. The Tender Offer Price is lower by approximately 0.41% than the closing price of the ADSs on NASDAQ, as stated in Section 2.2 above.

3.3.	The Tender Offer Price is higher by approximately 16.20% than the average of the closing price of the Shares on the TASE in the six months preceding the date hereof, as stated in Section 2.3 above. The Tender Offer Price is higher by approximately 10.80% than the average of the closing price of the ADSs on NASDAQ in the six months preceding the date hereof, as stated in Section 2.3 above.

3.4.	With respect to the date and manner of payment of the Consideration, see Section 6 below.

4.	Terms upon which the Offeror’s Undertaking in the Tender Offer is Dependant

4.1.	The Tender Offer is dependent on that, by the Last Acceptance Date (as defined in Section 6.1 below), notices of acceptance of the Tender Offer (“Notices of Acceptance”) shall be given by the Offerees, in reference to at least 695,780 Shares, constituting approximately 5.3% of the Company’s issued and paid-up share capital (the “Minimal Acceptance Rate”). If Offerees holding at least the Minimal Acceptance Rate shall not have accepted the Tender Offer, the Tender Offer shall not take effect, its provisions shall not bind the Offeror, the Notices of Acceptancegiven will not be effected, and the Company shall act as provided in Section 12 below.

4.2.	In the event that the rate of acceptance of the Tender Offer shall be higher than the Minimal Acceptance Rate, the Offeror shall purchase, from each Offeree that submits a Notice of Acceptance, all of the Shares for which the said Offeree shall have submitted such Notice of Acceptance, multiplied by the ratio between the number of Shares offered for purchase and the total number of Shares for which Notices of Acceptance shall have been submitted.

4.3.	Pursuant to Section 331 of the Companies Law, a special tender offer shall be directed to all Offerees, and the Offerees may submit a notice of their acceptance or objection to the special tender offer; a special tender offer shall not be accepted, unless the holders of a majority of the votes of the Offerees that shall have announced their position shall have accepted the offer; the count of Offerees’ votes shall not include the votes of the controlling shareholder or of the holder of a controlling block in the company, or anyone on behalf of the foregoing or of the Offeror, including their relatives or corporations under their control; if a special tender offer shall have been accepted, Offerees that shall have given no notice of their position with respect to the tender offer, or that shall have objected thereto, may accept the offer, no later than four days after the date of acceptance of the tender offer, and they shall be deemed to have accepted the offer from the outset (see also Section 9 below).

4.4.	If circumstances shall have occurred of which the Offeror neither knew nor should have known, or which it neither foresaw nor should have foreseen, and the terms of this Tender Offer under said circumstances are materially different from the terms which a reasonable Offeror would have offered had it known of the said circumstances on the date hereof, the Offeror may withdraw the Tender Offer, all subject to a notice of the withdrawal of the Tender Offer to be given to the relevant TASE member (a “TASE Member”) and to the Tender Offer Coordinator, prior to the Last Acceptance Date, as set forth in Section 4(b)(3) of the Tender Offer Regulations.

4.5.	In the event that this Tender Offer shall not have been accepted by the Minimal Acceptance Rate, as specified in Section 4.1 above, or that a majority of the votes having announced their position with respect thereto, as stated in Section 4.3 above, shall not have accepted the Tender Offer, or that the Offeror shall have withdrawn this Tender Offer, as specified in Section 4.4 above, the Offeror shall act as specified in Section 12 hereof. In addition, in each of the said cases, the Offeror shall be entitled to publish another tender offer, at any time, for any consideration and under any condition, without being bound by the terms of this Tender Offer.

5.	Details about the Offeror

5.1.	The Offeror is a limited company, which was organized and registered in Israel on January 19, 1994. To the Offeror’s knowledge, based on publicly available and other information, the interested parties in the Offeror (i.e., persons that hold 5% or more of the share capital of the Offeror) are Mr. Naftali Shani, the Chairman of the Board of Directors of the Offeror (15,382,784 ordinary shares par value NIS 0.01 each of the Offeror, constituting approximately 13.81% of the issued and paid up share capital of the Offeror), and Mr. Eli Reifman, the Vice-Chairman of the Board of Directors of the Offeror (10,502,029 ordinary shares par value NIS 0.01 each of the Offeror, constituting approximately 9.43% of the issued and paid up share capital of the Offeror).

5.2.	The Offeror’s registered office is located at 22 Zarhin St., Raanana, Israel.

5.3.	Other than as specified in Section 7.1 below, there are no material business or family ties between the Offeror and interested parties therein, on the one hand, and other shareholders of the Company, on the other hand.

5.4.	Following is certain information about the directors and senior officers of the Offeror:

Name	Age	Position with the Offeror, a subsidiary of the Offeror or an interested party therein	Family relation	Business experience in the last five years
Naftali Shani	58	Chairman of the Offeror's Board of Directors of the Offeror	None	One of the Offeror's founders; prior thereto, acted as CEO of Bartrade Ltd., a subsidiary of Bank Leumi.
Eli Reifman	36	Vice Chairman of the Offeror's Board of Directors of the Offeror	None	One of the Offeror's founders, and CEO of the Offeror until December 2006.
Bertrand Faure Beaulieu	41	Director of the Offeror	None	CEO of Vielife Ltd., a U.K. company providing solutions in the field of organizational health and efficiency.
Guy Bernstein	38	Director and the CEO of the Offeror; Director of the Company	None	Acted as CFO of the Offeror, and prior thereto as CFO and VP Operations of Magic Software Enterprises Ltd., whose shares are listed on NASDAQ.
Ilan Plato	50	Director of the Offeror	None	Economic Advisor
Hadas Gazit Keizer	31	Director and the CFO of the Offeror	None	Acted as CFO of Emblaze Mobile (a subsidiary of the Offeror), and prior thereto as Budget Manager at TTI Team Telecom International Ltd., whose shares are listed on NASDAQ.
Shimon Laor	38	Director of the Offeror and the Company	None	Acted as CFO of the Offeror and managed the Offeror's Economic, Operations and Legal Department.
Ruth Berger	53	Director of the Offeror	None	CPA and consultant; acted as CFO of Lead IP Systems Ltd. and of Lead Corporate Inc.

6.	Details about the Acceptance

6.1.	The last acceptance date and time for this Tender Offer (i.e., the last date and time for delivery of notices of acceptance or objection to the Tender Offer) (a “Notice of Acceptance or Objection”), is Monday, March 12, 2007, at 2:00 p.m. EST (the “Last Acceptance Date”).

If the Last Acceptance Date shall have been postponed to a day that is not a Trading Day or a Business Day (as these terms are defined below), the Last Acceptance Date will be postponed to the first date thereafter that is a Trading Day and a Business Day.

For purposes hereof:

a.	“Trading Day” means a day on which trade is conducted on the TASE; and

b.	“Business Day” means a day on which at least the five largest banks in Israel are open to the public.

6.2.	The Tender Offer in Israel shall be administered through a member of the TASE (the “Tender Offer Coordinator”), which has secured the Offeror’s undertaking to pay the full Consideration stated in the Tender Offer. The Tender Offer Coordinator’s offices are located at 37 Menachem Begin St. in Tel Aviv. The Tender Offer in the United States will be handled by The Bank of New York.

6.3.	The Offeror has provided the Tender Offer Coordinator with a guarantee for payment of the full Consideration which the Offeror shall be required to pay pursuant to the Tender Offer, to the Tender Offer Coordinator’s satisfaction.

6.4.	Acceptance by a Non-Registered Holder

6.4.1.	An Offeree holding Shares via a TASE member (a “Non-Registered Holder”), shall inform the Tender Offer Coordinator, via the TASE member with which his securities deposit is maintained, of his acceptance or objection to the Tender Offer, by delivering a notice to the TASE Member, duly signed by the Non-Registered Holder, or his duly authorized representative. The said notice shall be in the form attached hereto as Annex A (a “Non-Registered Holder’s Notice”). A Non-Registered Holder’s Notice accepting the Tender Offer shall be referred to hereinafter as a “Notice of Acceptance by a Non-Registered Holder”.

A Notice of Acceptance by a Non-Registered Holder shall be deemed as an acceptance of the Tender Offer for purposes of the provisions of Section 331 of the Companies Law.

6.4.2.	A Notice of Acceptance by a Non-Registered Holder shall include a statement by the Non-Registered Holder, in the form set forth in the Notice of Acceptance by a Non-Registered Holder, of the Shares being free and clear of any encumbrance, attachment, debt, lien or any right in favor of any third party on the date of the notice of acceptance and thereafter, until the transfer thereof to the Offeror. The Notice of Acceptance by a Non-Registered Holder shall further state that such holder is aware that the accuracy of his statements, as specified above, is a fundamental representation upon which the Offeror is relying in the purchase of the Shares and the payment of the Consideration therefor pursuant hereto.

6.4.3.	A Non-Registered Holder’s Notice may be submitted to the TASE Member with which the Non-Registered Holder’s securities deposit is maintained, from the date of publication hereof until the Last Acceptance Date, on any day, Sundays through Thursdays (in Israel) which is a Business Day, during the TASE Member’s ordinary working hours, other than on the Last Acceptance Date, on which a notice of acceptance may be submitted until 2:00 pm Israel time. Holders of ADSs representing Shares of the Company listed on NASDAQ, may submit the aforementioned Notice of Acceptance to the Bank of New York, on any business day, Monday through Fridays, until 2:00 p.m. EST on the Last Acceptance Date.

6.4.4.	The TASE Member shall deliver to the Tender Offer Coordinator, no later than 4:00 p.m. Israel time on the Last Acceptance Date, notices as follows:

(a)	One notice of acceptance for all notices of acceptance delivered thereto by all of its customers who are Non-Registered Holders, in the form attached hereto as Annex B-1 (a “TASE Member’s Notice of Acceptance”).

(b)	One notice of objection for all the notices of objection delivered thereto by all of its customers who are Non-Registered Holders, in the form attached hereto as Annex B-2 (a “TASE Member’s Notice of Objection”).

A TASE Member’s Notice of Acceptance to the Tender Offer Coordinator shall include a statement by the TASE Member of the Shares mentioned in the notice of acceptance being free and clear of any encumbrance, attachment, debt, lien or any right in favor of any third party on the date of its notice and thereafter, until the transfer thereof to the Offeror’s deposit account.

6.4.5.	On the first Trading Day after the Last Acceptance Date (i.e., Tuesday, March 13, 2007), no later than 10:00 a.m. Israel time, the Tender Offer Coordinator shall deliver to the Offeror a single, cumulative notice of acceptance for all the notices of acceptance having been received thereby for Shares of Non-Registered Holders, and a single, cumulative notice of objection for all the notices of objection having been received thereby for Shares of Non-Registered Holders.

6.4.6.	Pursuant to Section 7(b) of the Tender Offer Regulations, a Non-Registered Holder that shall have given a Non-Registered Holder’s Notice to a TASE Member, may withdraw such notice until the Last Acceptance Date.

Withdrawal of a Notice of Acceptance by a Non-Registered Holder shall be made by stating the words “The Notice of Acceptance is Revoked”, stating the date and hour of such withdrawal, and with the signature of the Non-Registered Holder or his duly authorized representative, with the TASE Member with which the Notice of Acceptance shall have been given, on the same Notice of Acceptance that shall have been given by the Non-Registered Holder.

Withdrawal of a Non-Registered Holder’s Notice that includes an objection to the Tender Offer shall be made in the same manner as stated with respect to withdrawal of a Notice of Acceptance by a Non-Registered Holder or, if he so wishes, by delivery to the TASE Member of a Notice of Acceptance by a Non-Registered Holder, as provided in Section 6.4.1 above.

6.4.7.	Subject to acceptance of the Tender Offer as aforesaid, the Offeror shall purchase, from a Non-Registered Holder, the Shares for which Notices of Acceptance shall have been given as aforesaid, in an off-floor transaction. The payment due to the Non-Registered Holder from the Offeror for the said Shares shall be made on the second Trading Day after the Effective Date, as defined in Section 6.7.1 below (i.e., on Monday, March 19, 2007) (the “Payment Date”), via the Tender Offer Coordinator, by way of crediting of the Non-Registered Holder’s account through the TASE clearinghouse (the “TASE Clearinghouse”) and the TASE Member. On the Payment Date, the Tender Offer Coordinator shall credit the Offeror via the TASE Clearinghouse in the deposit account of which the Offeror shall instruct the Tender Offer Coordinator, with the Shares for which Notices of Acceptance shall have been given by Non-Registered Holders, and all subject to the terms hereof.

In the event that the Payment Date shall occur on a day that is not a Business Day or a Trading Day, the Payment Date shall be postponed to the first date thereafter that is a Business Day and a Trading Day.

6.5.	Acceptance by a Registered Holder

6.5.1.	An Offeree who is registered in the Company’s Shareholders Register, other than a TASE Member’s transfer agent (a “Registered Holder”), shall give notice of his acceptance or objection to the Tender Offer pursuant hereto, by delivering notice to the Tender Offer Coordinator, at the Tender Offer Coordinator’s offices, duly signed by the Registered Holder or by his duly authorized representative. The said notice shall be in the form attached hereto as Annex C (a “Registered Holder’s Notice”) (Annex C also includes a form of notice to be used by registered holders of ADSs).

A Registered Holder’s Notice accepting the Tender Offer (a “Notice of Acceptance by a Registered Holder”) shall be delivered to the Tender Offer Coordinator together with the share certificate or certificates for the Shares held by him, and a share transfer deed in the form attached hereto as Annex D, duly signed by him or by his duly authorized representative and certified by a witness to the signature. Delivery of the said documents to the Tender Offer Coordinator shall be made no later than the Last Acceptance Date, and against approval of receipt by the Tender Offer Coordinator.

6.5.2.	A Notice of Acceptance by a Registered Holder shall state that the Shares are free and clear of any encumbrance, attachment, debt, lien or any right in favor of any third party on the date of giving of the Notice of Acceptance, and that the Shares shall so be on the date of transfer thereof in the Offeror’s name. The Notice of Acceptance by a Registered Holder shall further state that he is aware that the accuracy of his statements, as specified above, is a fundamental representation upon which the Offeror is relying in the purchase of the Shares and the payment of the Consideration therefor pursuant hereto.

6.5.3.	The Tender Offer Coordinator shall hold the documents specified in Section 6.5.1 above as trustee, until the Effective Date, as defined in Section 6.7.1 below.

6.5.4.	A Registered Holder’s Notice may be submitted during the acceptance period, until the Last Acceptance Date (as defined above).

6.5.5.	On the first Trading Day after the Last Acceptance Date (i.e., Tuesday, March 13, 2007), no later than 10:00 a.m. Israel time, the Tender Offer Coordinator shall deliver to the Offeror a single, cumulative notice of acceptance for all the Notices of Acceptance having been received thereby for Shares of Registered Holders, and a single, cumulative notice of objection for all the notices of objection having been received thereby for Shares of Registered Holders.

6.5.6.	Pursuant to Section 7(b) of the Tender Offer Regulations, a Registered Holder that shall have given a Notice of Acceptance may withdraw such Notice of Acceptance until the Last Acceptance Date.

Withdrawal of a Notice of Acceptance by a Registered Holder shall be made by stating the words “The Notice of Acceptance is Revoked”, together with the signature of the Registered Holder and stating the date and hour of such signature, on the same Notice of Acceptance that shall have been given by the Registered Holder, and return of the approval of receipt mentioned in Section 6.5.1 above to the Tender Offer Coordinator. At the same time, the Tender Offer Coordinator shall return to the Registered Holder the share certificates and the share transfer deeds that shall have been delivered to the Tender Offer Coordinator by the Registered Holder. The share transfer deeds shall be returned to the Registered Holder bearing the stamp “cancelled”.

Withdrawal of a Registered Holder’s Notice, which includes an objection to the Tender Offer, shall be made in the same manner as stated with respect to withdrawal of a Notice of Acceptance by a Registered Holder or, if he so wishes, by delivery to the TASE Member of a Notice of Acceptance by a Registered Holder, as provided in Section 6.5.1 above.

6.5.7.	It is clarified that withdrawal of acceptance by a Registered Holder may only be performed at the offices of the Tender Offer Coordinator, at the address mentioned above.

6.5.8.	Subject to acceptance of the Tender Offer, the payment due to a Registered Holder from the Offeror for the Shares for which he shall have given Notices of Acceptance, shall be made on the Payment Date via the Tender Offer Coordinator, by way of crediting of the Registered Holder’s bank account, as specified in the said Registered Holder’s Notice of Acceptance. On the same day, the Tender Offer Coordinator shall deliver the documents mentioned in Section 6.5.1 above to the Offeror, so that the Offeror may be registered as the holder of the Shares contemplated in the said documents, in the Company’s Shareholders Register, and all subject to fulfillment of the terms specified herein.

6.6.	No holder, either registered or non-registered, of Shares, shall be entitled to withdraw a notice of acceptance after the Last Acceptance Date (as defined above).

6.7.	Acceptance after the Last Acceptance Date

6.7.1.	Pursuant to Section 331(d) of the Companies Law and Section 5(i) of the Tender Offer Regulations, the Offeror shall announce the results of the Tender Offer within one day from the Last Acceptance Date, and – subject to the Tender Offer having been accepted – within four days from the Last Acceptance Date (the “Late Acceptance Period”), i.e. until Friday, March 16, 2007 at 2:00 pm EST (the “Effective Date”), Offerees having given no notice of their position with respect to the Tender Offer or having objected thereto, may accept the offer, and shall be deemed as having accepted the offer from the outset (a “Late Acceptance Notice”).

The Offeror’s notice shall be given as stated in Section 25 of the Tender Offer Regulations.

6.7.2.	Offerees as aforesaid who shall seek to accept the Tender Offer during the Late Acceptance Period, shall submit Notices of Acceptance in the manner and form specified in Sections 6.4.1 (with respect to a Non-Registered Holder), and 6.5.1 (with respect to a Registered Holder), as the case may be, no later than the Effective Date.

6.7.3.	A Late Acceptance Notice, including withdrawal of a Late Acceptance Notice, shall be treated as a Notice of Acceptance until the Last Acceptance Date, as specified in Sections 6.4 and 6.5 above, mutatis mutandis.

6.7.4.	On the Effective Date, the Tender Offer Coordinator shall deliver to the Offeror a cumulative Notice of Acceptance for all the Notices of Acceptance of Registered Holders received thereby until the Effective Date, and for all the Notices of Acceptance of TASE Members received thereby until the Effective Date.

6.8.	The Offeror has full and final discretion with respect to any matter which shall arise in respect of acceptance of the Tender Offer, including the number of Shares accepted according to Notices of Acceptance, the validity of Notices of Acceptance, the date of delivery thereof, etc. Neither the Offeror nor the Tender Offer Coordinator are in any way obligated to give notice of any error in completion of the necessary forms, and the Offeror reserves the right to reject Notices of Acceptance which are not given in accordance with the correct form and/or are not properly completed. The Offeror will remit no payment for Shares tendered hereunder if, in its opinion, making the payment would be illegal.

6.9.	The tender of ADSs by holders thereof shall be made to Bank of New York, at the address provided above, and the terms set forth in this Article 6 shall apply to such tender, mutatis mutandis.

7.	Details about Agreements of the Offeror and the Sources of Finance for the Tender Offer

7.1.	Details about Agreements of the Offeror

On November 20, 2006, the Offeror signed an agreement with Mr. Gad Goldstein, the President of the Company, which grants Mr. Goldstein the option to sell to the Offeror up to 325,000 ordinary shares of the Company at the price of U.S. $16 per share. The said option is valid from January 1, 2007 through December 31, 2007. To the Offeror’s knowledge, except as stated above, Mr. Goldstein does not hold any additional shares of the Company. On February 1, 2007, Mr. Goldstein and the Offeror entered into an amendment to the foregoing agreement, pursuant to which Mr. Goldstein granted the Offeror the right to purchase, through March 31, 2007, up to 325,000 ordinary shares of the Company owned by Mr. Goldstein at the price of U.S. $16 per share. The other terms of the agreement dated November 20, 2006 between the Offeror and Mr. Goldstein were not amended.

7.2.	The Sources of Finance for the Tender Offer

The Tender Offer will be financed by the Offeror from its own funds.

8.	Details about the Offeror’s Undertakings and Intentions

The Offeror has not undertaken to purchase additional shares of the Company through another tender offer, nor to perform a merger of the Company. This section does not derogate from the Offeror’s right to announce additional tender offers for the purchase of the Company’s shares, inter alia if this Tender Offer is not accepted, and/or to perform a merger of the Company, subject to the provisions of Section 334 of the Companies Law.

9.	Referral to the Provisions of Section 331 of the Companies Law

Section 331 of the Companies Law provides as follows:

“(a)	A special tender offer shall be made to all offerees, and the offerees may notify their acceptance to the special tender offer or their objection thereto.

(b)	A special tender offer shall not be accepted unless the holders of a majority of the votes of those offerees who gave notice of their position in respect of the offer shall have accepted the offer.

(c)	In counting the votes of offerees, the votes of a control person or a holder of a controlling block in the company, or any person acting on their or on the offeror’s behalf, including their relatives or corporations under their control, shall not be taken into account.

(d)	Where a special tender offer has been accepted, offerees who have not given notice of their position in respect of the tender offer, or who have objected thereto, may accept the offer, no more than four days after the last day for acceptance of the tender offer, or on such other date as the Minister of Justice may prescribe in this respect, and they shall be considered to have accepted the offer from the outset.”

10.	The Position of the Company’s Board of Directors

Section 329 of the Companies Law and Section 21 of the Tender Offer Regulations provide that the Company’s Board of Directors shall provide to the Offerees, at least 5 business days before the Last Acceptance Date (i.e., by March 5, 2007) its position on the advisability of the Tender Offer, or refrain from providing its position on the advisability of the Tender Offer, if it is unable to do so, provided that it announces the reasons for not providing such position; the Board of Directors shall further disclose any personal interest which each of the directors has in the Tender Offer or in the results thereof.

11.	Amendment hereof and Postponement of the Last Acceptance Date

11.1.	Pursuant to Section 6(b) of the Tender Offer Regulations, the Offeror may, during the acceptance period, postpone the Last Acceptance Date, provided that notice of the postponement of the Last Acceptance Date shall have been given up to one Business Day prior to the Last Acceptance Date, and that the postponed Last Acceptance Date shall have been scheduled for a Trading Day, no later than sixty days from the date hereof, and provided that the Tender Offer Coordinator will confirm to the Offeror that its undertaking to secure performance of the Offeror’s undertaking is valid also under the new conditions, or that the Offeror shall have received such an undertaking from another TASE Member. The Offeror shall give notice as aforesaid also to the Israeli Securities Authority, the U.S. Securities and Exchange Commission, the TASE and the Company. Within one Business Day following the date of dispatch of such notice, the Offeror shall publish an announcement thereof in at least two daily newspapers of wide circulation in Israel, published in the Hebrew language.

11.2.	Pursuant to Section 22(a) of the Tender Offer Regulations, the Offeror may, up to one Business Day prior to the Last Acceptance Date, amend the Tender Offer so as to improve the terms thereof, provided that it shall amend this document accordingly, and shall submit a copy of the amendment to the Israeli Securities Authority, the U.S. Securities and Exchange Commission, the TASE and the Company, and shall publish the amendment in at least two daily newspapers of wide circulation in Israel, published in the Hebrew language. In the event that the Offeror shall have amended the offer as aforesaid in the three Business Days prior to the Last Acceptance Date, the Last Acceptance Date shall be postponed, notwithstanding the provisions of Section 11.1 above, such that the new Last Acceptance Date shall occur not earlier than three Business Days and not later than five Business Days from the date of the amendment or sixty days from the date hereof, whichever is later; the announcement on the postponement of the Last Acceptance Date shall be included in the notice of amendment.

11.3.	Pursuant to Section 22(b) of the Tender Offer Regulations, notwithstanding the provisions of Sections 11.1 and 11.2 above, if the Board of Directors of the Company shall not have recommended to the Offerees to accept the Tender Offer, the Last Acceptance Date shall be postponed following the improvement of the terms of the offer, such that the new Last Acceptance Date shall occur not earlier than ten days and not later than twelve days from the date of the amendment or sixty days from the date hereof, whichever is later; the announcement on the postponement of the Last Acceptance Date shall be included in the notice of amendment.

11.4.	Pursuant to Section 22(b1) of the Tender Offer Regulations, if the new Last Acceptance Date, as provided in Sections 11.2 and 11.3 above, shall fall in proximity to a last acceptance date determined by another offeror, as provided in Section 6(f) of the Tender Offer Regulations, the new Last Acceptance Date shall be postponed until the first Business Day after the period set forth in Section 6(f) of the Tender Offer Regulations.

11.5.	Pursuant to Section 22(c) of the Tender Offer Regulations, up to one Business Day prior to the Last Acceptance Date, the Offeror may make any amendment hereto which does not affect the considerations of the Offerees regarding the advisability of the Tender Offer, and shall give notice thereof as provided in Section 11.2 above. The newspaper announcement shall state that an amendment to the terms hereof had been published, as well as the places and times at which the amendment may be inspected.

12.	The Offeror’s Withdrawal of the Tender Offer

In the event that this Tender Offer shall not be accepted by the Minimal Acceptance Rate, as specified in Section 4.1 above, or in the event that the Tender Offer shall not have been accepted by the holders of a majority of the votes having announced their position with respect thereto, as provided in Section 4.3 above, or in the event that the Offeror withdraws this Tender Offer, as specified in Section 4.4 above, the Offeror shall act as follows:

12.1.	This Tender Offer shall not take effect, its provisions shall not bind the Offeror, and Notices of Acceptance having been given will not be effected.

12.2.	No later than one day after delivery of the notice regarding withdrawal of the Tender Offer, which is a Business Day and a Trading Day, the Offeror shall, via the Tender Offer Coordinator:

12.2.1.	Return to each TASE Member that shall have submitted Notices of Acceptance to the Tender Offer Coordinator from Non-Registered Holders pursuant hereto, all of the Notices of Acceptance that shall have been submitted as aforesaid, and shall attach thereto a document signed by the Tender Offer Coordinator whereby the Notices of Acceptance are revoked.

12.2.2.	Return to each Registered Holder that shall have accepted this Tender Offer pursuant hereto, by way of dispatch by registered post, the Notices of Acceptance that shall have been delivered together with any certificates and share transfer deeds having been delivered and a document signed by the Tender Offer Coordinator whereby the said Notices of Acceptance and deeds of transfer are revoked.

12.3.	In addition, the Offeror shall give immediate notice of its withdrawal of the Tender Offer as aforesaid to the Israeli Securities Authority, the U.S. Securities and Exchange Commission, the TASE and the Company, and shall publish an announcement thereof, within one Business Day from the date of dispatch of the notice, in at least two daily newspapers of wide circulation in Israel, published in the Hebrew language. According to Section 25(b) of the Tender Offer Regulations, the Company is required to send any notice received thereby as aforesaid, within two (2) Business Days, to any Offeree registered in the Company’s Shareholders Register.

In the event that the Offeror shall have withdrawn its offer as specified in Section 4.4 above, the Offeror shall specify in its notice the special circumstances due to which it shall have withdrawn the Tender Offer.

12.4.	The foregoing mechanism for the cancellation of the Tender offer and the return of Notices of Acceptance and the corresponding certificates representing Shares shall apply to ADSs, mutatis mutandis, and references herein to the Tender Offer Coordinator shall apply to the Bank of New York, mutatis mutandis.

13.	Taxation

It is recommended that holders of Shares and ADSs review the tax aspects associated with the Tender Offer, acceptance hereof or acts which may follow the same, inter alia by receiving specific professional advice on such matters, in accordance with the specific particulars and circumstances of each one of them.

Without derogating from the generality of the aforesaid, the Offeror draws the attention of holders who reside in Israel on a permanent basis, to the fact that according to Israeli law, the Offeror is generally obligated to deduct from the Consideration received from the sale of Shares pursuant to this Tender Offer withholding tax at source at the rate of 20% with respect to individuals and 25% with respect to companies (unless such holders deliver to the Offeror an exemption from such withholding or instructions from the Israeli tax authority as to a lower withholding tax rate).

With respect to residents of jurisdictions other than Israel, the following will apply generally:

(i) If the holder of Shares or ADSs purchased the Shares or ADSs after the listing thereof on the relevant stock exchange, such holder is exempt from withholding tax.

    (ii)        If (A) the holder of Shares or ADSs purchased the Shares or ADSs prior to the listing thereof on the relevant stock exchange, (B) the jurisdiction of residency of such person has a treaty for the prevention of double taxation with Israel, (C) such person does not have a permanent establishment in Israel and (D) the gain recognized by such person from the sale of the shares tendered constitutes a capital gain and is exempt from capital gains taxation under the foregoing treaty between the jurisdiction of residency of such person and Israel, then such holder is exempt from withholding tax.

    (iii)        U.S. persons that meet the conditions under clause (ii) and that did not hold, directly or indirectly, at any time during the 12-month period prior to the date of consummation of the Tender Offer, shares of the Company representing 10% or more of the voting rights in the Company, are exempt from withholding tax.

    (iv)        If such person does not meet the conditions of any of clauses (i) through (iii) above, the Offeror is obligated to deduct withholding tax at source at the rate of 25% with respect to a foreign individual who has no permanent establishment in Israel, and at the rate of 29% with respect to a foreign corporation that has a permanent establishment in Israel.

Therefore, the Offeror will deduct the said withholding tax rate or any other rate required by Israeli law, from the Consideration for the Shares, unless the Offeror is furnished, no later than the date of delivery of the Notice of Acceptance by a Registered Holder or holder of ADSs, as the case may be, with a certificate from the Israeli Income Tax Authorities of exemption from withholding tax or of a reduced tax rate.

Each holder of Shares or ADSs is required to complete and submit to the Coordinator of the Tender Offer (in Israel) or to The Bank of New York (in the U.S.) a declaration in the form attached hereto as Annex E. The Offeror intends to approach the Israeli Tax Authority, promptly after the date hereof, with a request that it issue a ruling, whereby the Offeror is entitled to rely, with respect to the deduction of withholding tax from the Consideration for the Shares or ADSs to be purchased by the Offeror, upon information to be provided to the Offeror by the holders of Shares or ADSs who accept the Tender Offer in accordance with the declaration attached hereto as Annex E. If such ruling is not received by the Effective Date (as defined in Section 6.7.1 above) and no specific certificate is received from a shareholder with instructions on specific deduction with respect thereto, or if such ruling is received by the Effective Date and any holder of Shares or ADSs does not submit to the Coordinator of the Tender Offer (in Israel) or to The Bank of New York (in the U.S.) the completed declaration in the form of Annex E, then the Offeror shall deduct from the Consideration payable such amount of withholding tax as if no exemption from deduction has been given and no tax rate that is lower than that set forth above has been determined. The Offeror will hold such withheld amount until the date on which such amount is payable to the Israeli Tax Authority. If the ruling is received following the Effective Date and prior to the date on which such amount is payable to the Israeli Tax Authority, the Offeror shall remit to the shareholders from whom the Offeror shall purchase Shares, that part of the Consideration that shall have been deducted by the Offeror, and with respect to which an exemption from deduction or a reduced tax rate shall be given (if any), as stated in the ruling (provided that the shareholder shall have submitted to the Coordinator of the Tender Offer (in Israel) or to The Bank of New York (in the U.S.) the completed declaration in the form of Annex E). If by the date on which the withheld amount is payable to the Israeli Tax Authority the foregoing ruling is not received by the Offeror and no specific certificate is received from a shareholder with instructions on specific deduction with respect thereto, then the Offeror shall transfer the withheld amount to the Israeli Tax Authority.

In addition to the foregoing, The Bank of New York shall comply with all requirements under the tax laws of the United States, including those relating to missing Tax Identification Numbers, and shall file any appropriate reports with the Internal Revenue Service (e.g., 1099, 1099B, etc.). The Bank of New York is required to deduct 28% on payments to holders who have not supplied their correct Taxpayer Identification Number or required certification. The Bank of New York shall turn over such funds to the U.S. Internal Revenue Service. The Bank of New York shall deliver or cause to be delivered in a timely manner to each governmental authority to which any transfer taxes are payable in respect of the transfer of ADSs to the Offeror, the Offeror’s check in the amount of all transfer taxes so payable; provided, however, that The Bank of New York shall reimburse the Offeror as promptly as practical for amounts refunded to The Bank of New York in respect of The Bank of New York’s payment of any such transfer taxes, at such time as such refund is received by The Bank of New York.

14.	The Powers of the Israeli Securities Authority

14.1.	In accordance with the Tender Offer Regulations, the Israeli Securities Authority or whomever it shall have authorized for this purpose, is authorized, during the acceptance period, to order the Offeror, after giving it proper opportunity to present its claims, to publish an amendment hereto or an amended document to replace this document in such manner and form as it shall order, within one Business Day, unless it shall have determined another timeframe. An amendment hereto shall be treated as this document.

14.2.	If the Israeli Securities Authority so orders, this Tender Offer shall not be performed before fulfillment of its instructions.

14.3.	If the Israeli Securities Authority shall have ordered as stated in Section 14.1 above, it may order a postponement of the Last Acceptance Date by such period as it shall determine.

15.	Details about the Representatives of the Offeror for Handling of this Document

The Offeror’s representatives for handling hereof are Adv. Dan Shamgar and Adv. Mike Rimon of Meitar Liquornik Geva & Leshem Brandwein, of 16 Abba Hillel Silver Rd., Ramat Gan 52506, Israel.

Telephone: +972-3-6103100 Facsimile: +972-3-6103111

16.	Signatures

The Offeror's signature:	/s/ Naftali Shani; /s/ Guy Bernstein
Emblaze Ltd.

Date of signatures: February 6, 2007.

Names and titles of the Offeror's signatories:	Naftali Shani,
Chairman of the Board of
Directors
Guy Bernstein,
Director and CEO

Annexes

Annex A – Non-Registered Holder’s Notice

Annex B-1 – TASE Member’s Notice of Acceptance (cumulative notice)

Annex B-2 – TASE Member’s Notice of Objection (cumulative notice)

Annex C – Registered Holder’s Notice

Annex D – Share Transfer Deed

Annex E – Declaration Regarding Tax Withholding at Source

Annex A

Non-Registered Holder’s Notice

The Securities Regulations (Tender Offers), 5760-2000

To: Emblaze Ltd. (the “Offeror”)

Via the TASE Member - Clal Finance Security Investment Management Ltd. (the "Tender Offer Coordinator")

Dear Sir/Madam,

Re:	Ordinary Shares par value NIS 1.00 of Formula Systems (1985) Ltd. (the "Company")

Whereas	according to the Tender Offer document dated February 6, 2007 published by the Offeror, the Offeror has made a special tender offer pursuant to Section 328 of the Companies Law, 5759-1999, for the purchase of 695,780 ordinary shares of par value NIS 1 each of the Company; and

Whereas	I am the owner and holder, through Deposit No. _______ at your branch at ___________________________ of ordinary shares of par value NIS 1.00 of the Company (the “Shares”), and wish to accept/object to the Offeror’s Tender Offer included in the Tender Offer document.

Therefore, please be advised that: (please check as appropriate)

☐	I accept the Offeror’s Tender Offer included in the Tender Offer document in respect of _________ Shares.

This notice should be deemed as a Notice of Acceptance by a Non-Registered Holder, as defined in Section 6.4.1 of the Tender Offer document, and an undertaking to transfer the Shares.

I hereby represent and undertake that the Shares are free and clear of any encumbrance, attachment, debt, lien or any right in favor of any third party as of the date of giving of this notice of acceptance, and that such Shares shall so be on the date of transfer thereof in the Offeror’s name.

Please remit the Consideration for the Shares to my said Deposit.

I am aware that the accuracy of my foregoing statement as aforesaid is a precondition to the Offeror’s purchase of the Shares and payment of the Consideration therefor pursuant to the Tender Offer.

☐	I object to the Offeror's Tender Offer included in the Tender Offer document in respect of _________ Shares.

——————————————
(Full Name)

——————————————
(I.D. No./Corporation No.)

——————————————
Signature/Company's Stamp

——————————————
Date

Annex B-1

TASE Member’s Notice of Acceptance (Cumulative Notice)

The Securities Regulations (Tender Offers), 5760-2000

To: Emblaze Ltd. (the “Offeror”)

Via the TASE Member - Clal Finance Security Investment Management Ltd. (the "Tender Offer Coordinator")

Dear Sir/Madam,

Re:	Ordinary Shares par value NIS 1.00 of Formula Systems (1985) Ltd. (the "Company")

Whereas	according to the Tender Offer document dated February 6, 2007 published by the Offeror, the Offeror has made a special tender offer pursuant to Section 328 of the Companies Law, 5759-1999, for the purchase of 695,780 ordinary shares of par value NIS 1.00 each of the Company; and

Whereas	we have received notices of acceptance of the Tender Offer from the holders of ___________ ordinary shares of par value NIS 1.00 of the Company (the “Shares”).

A TASE Member’s Notice of Acceptance, as defined in Section 6.4.4 of the Tender Offer document, is hereby given. We undertake to transfer the Shares and represent that the said Shares are free and clear of any encumbrance, attachment, debt, lien or any right in favor of any third party as of the date of giving of this notice of acceptance, and undertake that such Shares shall so be on the date of transfer thereof to the Offeror.

Please remit the Consideration for the said Shares to our account via the TASE Clearinghouse.

We are aware that the accuracy of the details included in this notice is a precondition to the Offeror’s purchase of the Shares and payment of the Consideration therefor pursuant to the Tender Offer.

——————————————
(TASE Member's Name)

——————————————
(Corporation No.)

——————————————
Signature/Company's Stamp

——————————————
Date

Annex B-2

TASE Member’s Notice of Objection (Cumulative Notice)

The Securities Regulations (Tender Offers), 5760-2000

To: Emblaze Ltd. (the “Offeror”)

Via the TASE Member - Clal Finance Security Investment Management Ltd. (the "Tender Offer Coordinator")

Dear Sir/Madam,

Re:	Ordinary Shares par value NIS 1.00 of Formula Systems (1985) Ltd. (the "Company")

Whereas	according to the Tender Offer document dated February 6, 2007 published by the Offeror, the Offeror has made a special tender offer pursuant to Section 328 of the Companies Law, 5759-1999, for the purchase of 695,780 ordinary shares par value NIS 1.00 each of the Company; and

Whereas	we have received notices of objection to the Tender Offer from the holders of ___________ ordinary shares of par value NIS 1.00 of the Company (the “Shares”).

This notice should be deemed as a TASE Member’s Notice of Objection, as defined in Section 6.4.4 of the Tender Offer document.

——————————————
(TASE Member's Name)

——————————————
(Corporation No.)

——————————————
Signature/Company's Stamp

——————————————
Date

Annex C

Registered Holder’s Notice

The Securities Regulations (Tender Offers), 5760-2000

To: Emblaze Ltd. (the “Offeror”)

Via the TASE Member - Clal Finance Security Investment Management Ltd. (the "Tender Offer Coordinator")

Dear Sir/Madam,

Re:	Ordinary Shares par value NIS 1.00 of Formula Systems (1985) Ltd. (the "Company")

Whereas	according to the Tender Offer document dated February 6, 2007 published by the Offeror, the Offeror has made a special tender offer pursuant to Section 328 of the Companies Law, 5759-1999, for the purchase of 695,780 ordinary shares par value NIS 1.00 each of the Company; and

Whereas	I am the holder of / authorized representative to act upon [*] ___ ordinary shares par value NIS 1.00 each of the Company, marked from No. _____ to No. ____, inclusive (the “Shares”), and registered in the name of ___________ (the “Shareholder”), and wish to accept/object to the Offeror’s Tender Offer included in the Tender Offer document.

Therefore, please be advised that: (please check as appropriate)

☐	I accept the Offeror’s Tender Offer included in the Tender Offer document in respect of __ Shares.

This notice should be deemed as a Notice of Acceptance by a Registered Holder, as defined in Section 6.5.1 of the Tender Offer document, and an undertaking to transfer the said Shares pursuant to the attached share transfer deed, and all in accordance with the terms of the said Tender Offer.

I hereby represent and undertake that the Shares are free and clear of any encumbrance, attachment, debt, lien or any right in favor of any third party as of the date of giving of this notice of acceptance, and that such Shares shall so be on the date of transfer thereof in the Offeror’s name.

Please remit to me the Consideration for the Shares to bank account no. ______ in the name of ________, at bank _________, branch ____ (number ______).

I am aware that the accuracy of my statement as aforesaid is a precondition to the Offeror’s purchase of the Shares and payment of the Consideration therefor pursuant to the Tender Offer.

☐	I object to the Offeror’s Tender Offer included in the Tender Offer document in respect of __ Shares.

——————————————
(Full Name)

——————————————
(I.D. No.)

——————————————
(Address)

——————————————
Signature/Company's Stamp

——————————————
Date

Encl:
1.	Share transfer deed for the Shares.
2.	The Share certificate/certificates no. __________.
3.	Power of attorney [if relevant].
4.	Exemption from withholding tax [if relevant].

[*] Cross out as appropriate.

Registered Holder’s Notice

The Securities Regulations (Tender Offers), 5760-2000

To: Emblaze Ltd. (the “Offeror”)

Via The Bank of New York (the "ADS Tender Agent")

Dear Sir/Madam,

Re:	American Depositary Shares each representing one ordinary share par value NIS 1.00 of Formula Systems (1985) Ltd. (the “Company”)

Whereas	according to the Tender Offer document dated February 6, 2007 published by the Offeror, the Offeror has made a special tender offer pursuant to Section 328 of the Companies Law, 5759-1999, for the purchase of 695,780 ordinary shares and ADSs par value NIS 1.00 each of the Company; and

Whereas	I am the holder of / authorized representative to act upon [*] ___ ADSs, each representing one ordinary share, and registered in the name of ___________ (the “Shareholder”), and wish to accept/object to the Offeror’s Tender Offer included in the Tender Offer document.

Therefore, please be advised that: (please check as appropriate)

☐	I accept the Offeror’s Tender Offer included in the Tender Offer document in respect of __ ADSs.

This notice should be deemed as a Notice of Acceptance by a Registered Holder, as defined in Section 6.5.1 of the Tender Offer document, and an undertaking to transfer the said ADSs, and all in accordance with the terms of the said Tender Offer.

I hereby represent and undertake that the ADSs are free and clear of any encumbrance, attachment, debt, lien or any right in favor of any third party as of the date of giving of this notice of acceptance, and that such ADSs shall so be on the date of transfer thereof in the Offeror’s name.

I am aware that the accuracy of my statement as aforesaid is a precondition to the Offeror’s purchase of the ADSs and payment of the Consideration therefor pursuant to the Tender Offer.

☐	I object to the Offeror’s Tender Offer included in the Tender Offer document in respect of __ ADSs.

——————————————
(Full Name)

——————————————
(I.D. No.)

——————————————
(Address)

——————————————
Signature/Company's Stamp

——————————————
Date

Encl:
1.	ADRs no. __________.
2.	Power of attorney [if relevant].
3.	Exemption from withholding tax [if relevant].

[*]	Cross out as appropriate.

Annex D

Share Transfer Deed

I/We the undersigned, ____________, I.D./Company No. __________ of _____________, in consideration for a sum calculated according to the price per share determined in the Tender Offer published by Emblaze Ltd. (the “Transfer Recipient”), do hereby transfer to the Transfer Recipient ___ ordinary shares par value NIS 1.00 each of Formula Systems (1985) Ltd. (the “Company”), marked by the numbers ____ to ____ inclusive, to be held by the Transfer Recipient, its attorneys and recipients of transfers therefrom, pursuant to all the terms and conditions under which I/we held the same at the time of execution of this deed.

And I, the Transfer Recipient, agree to accept the said shares pursuant to the said terms and conditions.

In witness whereof, we have hereto set our hand

this _____ day of ___________, 2007

Transferor's signature	Transfer Recipient's signature

Witness to Transferor's signature	Witness to Transfer Recipient's signature

Annex E

DECLARATION FOR ISRAELI TAX PURPOSES

In connection with the tender by the undersigned, __________________________________________, to Emblaze Ltd. (“Emblaze”) of ordinary shares of Formula Systems (1985) Ltd. (the “Company”), the undersigned, being the holder of _______________ [number] shares of the Company, purchased on _________________[date of purchase] hereby confirms as follows (please check all applicable boxes):

1. ☐ The undersigned is an Israeli resident for Israeli tax purposes (as defined below).

2. ☐ The undersigned is not currently, but has been in the past, an Israeli resident for Israeli tax purposes (as defined below).

3. ☐ The undersigned is not, nor has it ever been, an Israeli resident for Israeli tax purposes (as defined below), and it does not have, nor has it ever had, a permanent establishment in Israel. If this box is checked, please specify your residency for tax purposes: ________________________.

If you checked the third box, please check each of the following boxes that is applicable:

4. ☐ The undersigned purchased the shares being tendered herewith after the initial public offering of the Company, and the gain recognized by the undersigned from the sale of the shares tendered herewith is not derived from a permanent establishment of the undersigned in Israel and constitutes a capital gain. [If you have checked this box, please read carefully, and check if applicable, box 11]

5. ☐ The undersigned purchased the shares being tendered herewith prior to the initial public offering of the Company. [If you have checked this box, please read carefully, and check if applicable, boxes 6 through 10]

6. ☐ The undersigned does not have any gain as a result of the sale of the Company’s shares tendered herewith; however, had there been a gain, it would not be derived from a permanent establishment of the undersigned in Israel and would constitute a capital gain and therefore would be exempt from withholding under Article ___ of the _________________* between _______________ and Israel.

[* Name of treaty for prevention of double taxation]

7. ☐ The undersigned has a gain as a result of the sale of the Company’s shares tendered herewith, such gain was not derived from a permanent establishment of the undersigned in Israel and constitutes a capital gain; therefore, such gain is exempt from withholding under Article ___ of the _________________* between _______________ and Israel.

[* Name of treaty for prevention of double taxation]

8. ☐ [If the undersigned is a corporation, it should check this box in addition to one of the boxes above] The undersigned is a company established in ________________________ [date and country of incorporation] and resident in ____________ for tax purposes. The management and control of the undersigned since its date of incorporation have been carried out and conducted from and in ____________

9. ☐ [If the undersigned is a U.S. resident] The undersigned did not hold, directly or indirectly, at any time during the 12-month period prior to the date of consummation of the Tender Offer, shares of the Company representing 10% or more of the voting rights in the Company.

10. ☐ [If the undersigned is a U.S. resident] The undersigned held, directly or indirectly, at any time during the 12-month period prior to the date of consummation of the Tender Offer, shares of the Company representing 10% or more of the voting rights in the Company.

11. ☐ Among the shareholders of the undersigned, there are no (i) Israeli residents who hold, separately, 25% or more of the share capital of the Company or of the right to appoint directors/officers of the Company, or of the right to receive profits, or of the right to vote, or of the right to receive liquidated assets; or (ii) Israeli residents who hold together, to the best of the undersigned’s knowledge (by means of a voting agreement), 25% or more of the rights described above, or of the right to direct a shareholder having such rights as described above.

Date:	______________ __, 2007.

Name:	________________________

Signature:	________________________

Definition of Israeli Resident for Israeli Tax Purposes

Section 1 of the Israel Income Tax Ordinance [New Version], 1961 (as amended by Amendment Law No. 132 of 2002), defines a “resident of Israel” or a “resident” as follows:

“(A) with respect to an individual – a person whose center of vital interests is in Israel; for this purpose the following provision will apply:

(1) in order to determine the center of vital interests of an individual, account will be taken of the individual’s family, economic and social connections, including:

(a) place of permanent home;

(b) place of residential dwelling of the individual and the individual’s immediate family;

(c) place of the individual’s regular or permanent occupation or the place of his permanent employment;

(d) place of the individual’s active and substantial economic interests;

(e) place of the individual’s activities in organizations, associations and other institutions;

(2) the center of vital interests of an individual will be presumed to be in Israel if:

(a) the individual was present in Israel for 183 days or more in the tax year; or

(b) the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel during that tax year and the two previous tax years is 425 days or more;

        for the purposes of this provision, “day” includes a part of a day.

(3) the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer.

(B) with respect to a body of persons – a body of persons which meets one of the following:

(1) it was incorporated in Israel;

(2) the control and management of its business are exercised in Israel.”

Supplemental Information for holders of American Depositary Shares representing ordinary shares par value NIS 1.00 each of Formula Systems (1985) Ltd. ("Formula ADSs") relating to the
Tender Offer by Emblaze Ltd.
February 6, 2007

This document (this “Supplemental Information”) has been prepared exclusively for the owners or beneficial owners of American Depositary Shares representing ordinary shares par value NIS 1.00 each of Formula Systems Ltd. (“Formula ADSs”), and should be read together with the Special Tender Offer document to which this Supplemental Information is attached, which is commenced by Emblaze Ltd. (“Emblaze”) on February 6, 2007 (the “Special Tender Offer”). For purposes of this document only, this Supplemental Information and the Special Tender Offer are referred to collectively herein as the “Offer”.

The Special Tender Offer sets out the terms and conditions pursuant to which Emblaze offers to buy an aggregate of 695,780 ordinary shares and ADSs (collectively, the “Subject Shares”) of Formula Systems (1985) Ltd. (the “Company”), constituting approximately 5.3% of the issued and paid-up capital of the Company and the voting rights therein, with payment to be made in cash by Emblaze (the “Tender Offer”).

In order to facilitate participation by Formula ADSs in the Tender Offer, Emblaze has made arrangements under which The Bank of New York, as agent (the “U.S. Tender Agent”), will receive tenders of Formula ADSs and, if the Tender Offer is consummated, subject to the terms and conditions set forth in the Special Tender Offer, will cause the Formula ADS holders to accept the Tender Offer with respect to Formula ADSs and, consequently, such ADSs to be exchanged into cash paid by Emblaze.

The Tender Offer and withdrawal rights with respect to it will expire on Monday, March 12, 2007, at 2:00 p.m. EST (such date and time are referred to as the “Expiration Time”).

1.	Procedures for Tendering Formula ADSs

Tender of Formula ADSs Held in Book-Entry Form.

To tender Formula ADSs held in book-entry form, you must deliver, or cause to be delivered, to the U.S. Tender Agent, the following:

—	a timely confirmation of a book-entry transfer of the tendered Formula ADSs into the U.S. Tender Agent's account at DTC ("Book-Entry Confirmation");

—	an Agent's Message (as defined below); and

—	any other documents required by the Special Tender Offer, including a Notice of Acceptance or Notice of Objection and the tax withholding declaration in the form of Annex E thereof.

The U.S. Tender Agent must receive the Book-Entry Confirmation, the Agent’s Message, the tax withholding declaration and any other required documents prior to the Expiration Time. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the U.S. Tender Agent.

DTC’s Automated Tender Offer Program (“ATOP”) is the only method of processing the Tender Offer through DTC. To accept the Tender Offer in respect of the Formula ADSs through ATOP, participants in DTC must send, prior to the Expiration Time, electronic instructions to DTC through DTC’s communication system in place of sending signed, hard copies of the required documents. DTC is obligated to communicate those electronic instructions to the U.S. Tender Agent. To tender Formula ADSs through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the U.S. Tender Agent must contain an Agent’s Message.

The term “Agent’s Message” means a message transmitted by DTC to and received by the U.S. Tender Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Formula ADSs that such participant has received and agrees to be bound by the terms of the Tender Offer and that Emblaze may enforce such agreement against the participant.

Tender of Formula ADSs evidenced by separate American depositary receipts (“ADRs”). Registered holders of ADRs may participate in the Tender Offer by delivering such certificated ADRs to the U.S. Tender Agent along with an executed copy of the tax declaration form, any required signature guarantees and any other documents required by the U.S. Tender Agent.

General. The method of delivery of an ADR and all required documents, including delivery of Formula ADSs in book-entry form through DTC, is at the option and risk of the tendering holder, and the delivery will be deemed made only when actually received by the U.S. Tender Agent (including in the case of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases sufficient time should be allowed to ensure timely delivery.

2.	Procedures for Withdrawing Tendered Formula ADSs or ADRs

For a withdrawal of a tender of Formula ADSs or ADRs to be effective, a written notice of withdrawal or an electronic ATOP transmission (for Formula ADSs held in book-entry form in DTC) must be received by the U.S. Tender Agent prior to the Expiration Time. Any notice of such withdrawal must (i) specify the name of the person having deposited the Formula ADSs or ADRs to be withdrawn; (ii) identify the Formula ADSs or ADRs to be withdrawn; and (iii) specify the account to which any such Formula ADSs are to be credited if different than that of the tendering holder or to whom any such ADRs are to be returned, if different from the tendering holder.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the U.S. Tender Agent, whose determination will be final and binding on all parties, except as otherwise stated in the Special Tender Offer. Any Formula ADSs or ADRs so withdrawn will be deemed not to have been validly tendered for purposes of the Tender Offer. Properly withdrawn Formula ADSs or ADRs may be re-tendered by following the procedures described above under “Procedures for Tendering Formula ADSs” at any time on or prior to the Expiration Time.

Any permitted withdrawals of tenders of Formula ADSs and ADRs may not be rescinded, and any Formula ADSs and ADRs so withdrawn will thereafter be deemed not validly tendered for purposes of the Tender Offer; provided, however, that withdrawn Formula ADSs and ADRs may again be tendered by following the procedures for tendering at or prior to the Expiration Time.

Any Formula ADSs that have been tendered for purchase but which are withdrawn will be credited as soon as practicable after withdrawal to an account maintained with DTC for the Formula ADSs or the ADRs evidencing those Formula ADSs will be returned, as the case may be.

3.	Settlement and Delivery

Upon the terms and subject to the conditions of the Tender Offer (including if the Tender Offer is amended, the terms and conditions of any such amendment) and applicable law, settlement of the Tender Offer shall occur within two (2) business days after the Late Acceptance Date (as defined in the Special Tender Offer). The U.S. Tender Agent will receive the cash consideration for Formula ADSs and pay the cash consideration to those Formula ADSs. The foregoing shall be subject to tax withholding at source, as described in the Tender Offer document.

4.	Return of unexchanged Formula ADSs and ADRs.

Any tendered Formula ADSs not exchanged pursuant to the Tender Offer for any reason will be credited to the account from which such Formula ADSs were delivered after the expiration or termination of the Tender Offer. Any tendered ADRs not exchanged pursuant to the Tender Offer for any reason will be returned to the holder by whom such ADRs were delivered after the expiration or termination of the Tender Offer.